UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 8, 2009, Prudential Financial, Inc. (the “Company”) issued a press release announcing that it completed the issuance and sale of 36,858,975 shares of its common stock, par value $0.01 per share (which number includes the exercise in full of the underwriters’ option to purchase up to an additional 4,807,692 shares of common stock), in a public offering at a price of $39.00 per share (the “Common Stock Offering”). The press release also announced that the Company completed the issuance and sale of $250 million aggregate principal amount of 6.20% Medium-Term Notes, Series D, Due January 15, 2015 and $750 million aggregate principal amount of 7.375% Medium-Term Notes, Series D, Due June 15, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Common Stock Offering, the Company entered into an Underwriting Agreement, dated June 2, 2009, with Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives for several underwriters named therein. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2009, among Prudential Financial, Inc. and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives for several underwriters named therein.

99.1	News release, dated June 8, 2009, of Prudential Financial, Inc. announcing the completion of the Common Stock Offering and the sale of Medium-Term Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
Name: John M. Cafiero Title: Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2009, among Prudential Financial, Inc. and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives for several underwriters named therein.

99.1	News release, dated June 8, 2009, of Prudential Financial, Inc. announcing the completion of the Common Stock Offering and the sale of Medium-Term Notes.